UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2008

MIDAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-13409	36-4180556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Arlington Heights Road Itasca, Illinois	60143
(Address of principal executive offices)	(Zip Code)

(630) 438-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Midas Executive Retirement Plan

The Compensation Committee of the Board of Directors adopted an amended and restated Midas Executive Retirement Plan (the “ERP”) on November 11, 2008, primarily to bring the ERP into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other applicable guidance promulgated thereunder (collectively, “Section 409A”) and to clarify and simplify the Company’s administrative practices with respect to the ERP. Section 409A changed the income tax treatment of “nonqualified deferred compensation” plans and imposed new requirements on both the terms and operation of such plans. The ERP is an unfunded nonqualified deferred compensation plan, which provides specified benefits to a select group of management or highly compensated employees who are expected to contribute materially to the Company’s continued growth, development, and future business success. Although Section 409A’s statutory provisions have been in effect since 2005, the Company has been permitted to operate the ERP in good faith compliance with the requirements of the statute and certain guidance promulgated thereunder since that time. However, affected nonqualified deferred compensation arrangements, such as the ERP, must be amended by December 31, 2008 to comply with the requirements of Section 409A. The provisions of the amended and restated ERP generally do not affect the scope or amount of benefits a participant will be entitled to receive under the ERP.

As amended and restated, the two components of the ERP are now set forth in separate documents. Under the account balance component of the ERP, as was generally the case under the prior restatement of the ERP, a participant may elect to defer receipt of up to 20% of his or her base salary and up to 100% (net of applicable withholding) of his or her annual incentive bonus on a pre-tax basis. The ERP’s administrative committee may modify these percentages prior to any plan year. Deferral elections are made by participants in December of each year with respect to amounts expected to be earned based on services performed in the following calendar year. The Company will provide participants with total matching equal to 100% of the first 6% of the total pay that a participant elects to defer under the ERP and the Midas Retirement Savings Plan for Salaried Employees (the “Savings Plan”). To the extent not provided under the Savings Plan, generally due to the applicable limitations imposed with respect to the Savings Plan under the Internal Revenue Code of 1986, as amended (the “Code”), this matching credit will be provided to participants under the ERP.

Investment income is credited to participant accounts under the ERP daily using the prime rate of interest on the first day of January and July of each applicable calendar year. Benefits under the account balance component of the ERP will be paid after the participant’s termination of employment or after the first anniversary of the participant’s termination of employment, in either case in the form of a single lump sum or installment payments. Elections as to time and form of payment are made by participants no later than 30 days after first becoming eligible to participate in the account balance component of the ERP. In limited circumstances, benefits may, if approved by the administrative committee, be paid earlier due to a participant’s “unforeseeable emergency”. Benefits will be paid in the form of a single lump sum following a participant’s death or, if a participant fails to make a valid election, following termination of employment.

Under the defined benefit retirement component of the ERP, as was generally the case under the prior restatement of the ERP, benefits that cannot be provided under the Midas Retirement Income Plan (the “Pension Plan”) due to applicable limitations imposed with respect to the Pension Plan under the Code are paid to participants under the ERP. For this purpose, benefits under the ERP are determined using the same formula that is used to calculated benefits under the Pension Plan, but substituting “compensation” as defined in the ERP. Benefits are payable in the form of a single life annuity or other form of annuity that is available under the Pension Plan that is the actuarial equivalent of the single life annuity for purposes of Section 409A. Benefits will be paid in the form of a single life annuity following a participant’s death.

As amended and restated, the ERP includes changes to:

•

Reflect the new rules governing the timing of payments and deferral elections as well as elections with respect to the time and form of payment and to eliminate participant or Company discretion to modify these elections after they become irrevocable, except in limited circumstances as permitted by Section 409A,

•	Conform the definitions of “termination of employment” and “unforeseeable emergency” with the definitions required under Section 409A,

•

Clarify provisions of the ERP regarding the definition of compensation used for each component and clarify terms of the ERP regarding Company matching credits, without substantively changing the effect of these provisions,

•

Require that amounts that are subject to Section 409A and payable under the ERP to specified employees (as defined in Section 409A) upon separation from service with the employer can be paid no earlier than (i) the first day of the seventh month following the specified employee’s separation from service or (ii) the date of the specified employee’s death, and

•

Provide that payment of double trigger lump sum benefits only occurs following a “change in control event” (as defined for purposes of Section 409A), rather than following any change in control (as had generally been described in the ERP).

The foregoing summary of the ERP and description of the changes reflected in the ERP is not a complete summary of the ERP or description of the changes to the ERP and is qualified by reference to the full text of the Midas Executive Retirement Plan, as amended and restated on November 11, 2008, which is attached as Exhibits 10.1 and 10.2 and incorporated by reference herein.

Other Amendments

The Compensation Committee also amended and restated the Midas, Inc. Severance Plan, which plan is applicable to full-time salaried and hourly employees, and generally provides for two weeks of severance for full-time salaried employees for each full year of service (with a minimum of four weeks and a maximum of 26 weeks) and one week of severance for hourly employees for each full year of service, subject to certain exceptions (with a minimum of two weeks and a maximum of 13 weeks), in each case subject to the terms and conditions of the plan. Although our named executive officers are eligible to participate, each has an employment agreement that supersedes the Severance Plan. These immaterial amendments bring the Severance Plan into compliance with Section 409A. The Compensation Committee also amended and restated the Directors’ Deferred Compensation Plan. None of our directors currently participates in the plan, which permits directors to defer receipt of their director fees. These immaterial amendments bring the Director Deferred Compensation Plan into compliance with Section 409A. Lastly, the Compensation Committee also approved the making of similar immaterial amendments to bring various employment and change in control agreements with our executive officers into compliance with Section 409A, subject to the agreement of the parties thereto.

Item 9.01	Financial Statements and Exhibits.

The exhibit list called for by this Item is incorporated by reference to the exhibit index filed as part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAS, INC.

/s/ William M. Guzik
Date: November 14, 2008	Name:	William M. Guzik
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Midas Executive Retirement Plan, Account Balance Component, as amended and restated effective November 11, 2008.

10.2	Midas Executive Retirement Plan, Defined Benefit Retirement Component, as amended and restated effective November 11, 2008.

4